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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        June 30, 1998
                                                    ------------------------



                     Commodore Environmental Services, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)




 Delaware                               0-10054               87-0275043
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(State or other jurisdiction          (Commission          (I.R.S. Employer
 of incorporation)                    File Number)         Identification No.)


150 East 58th Street
New York, New York                                         10155
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 308-5800
                                                          -----------------


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          (Former Name or Former Address, if Changed Since Last Report)
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                           CURRENT REPORT ON FORM 8-K

                     COMMODORE ENVIRONMENTAL SERVICES, INC.

                                  June 30, 1998


Item 5.  Other Events.

         On June 30, 1998, Messrs. Paul E. Hannesson, Kenneth L. Adelman, Herbert A. Cohen and David L. Mitchell resigned from the Board of Directors of Commodore Environmental Services, Inc. (the "Company"). In addition, on June 30, 1998, Mr. Hannesson resigned as the Chairman of the Board, President and Chief Executive Officer of the Company, Michael D. Fullwood resigned as Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel of the Company, and William E. Ingram resigned as Vice President and Controller of the Company. The foregoing resignations were not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. On July 1, 1998, Mr. Bentley J. Blum was appointed to succeed Mr. Hannesson as acting Chairman of the Board, President and Chief Executive Officer of the Company, and Ms. Melissa Berkowitz was appointed to succeed Mr. Fullwood as Secretary of the Company. Mr. Jerry Karlik, Vice President of the Company, will continue to serve in such capacity and, on July 1, 1998, was appointed to the Board of Directors of the Company.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    COMMODORE ENVIRONMENTAL SERVICES, INC.



Date:  July 17, 1998                By: /s/ Andrew P. Oddi
                                       -------------------------------
                                       Andrew P. Oddi
                                       Vice President and Treasurer